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                                                                   EXHIBIT 10.10

                             MANAGEMENT AGREEMENT

          THIS MANAGEMENT AGREEMENT (this "Agreement") made as of this 10 day of February 1998, by and between MTL Inc., a Florida corporation, having an address at 3108 Central Drive, Plant City, Florida 33567 (the "Company") and Apollo Management L.P., having an address at 1301 Avenue of the Americas, New York, NY 10019 (the "Apollo").

          WHEREAS, the Company and Sombrero Acquisition Corp., a Florida corporation ("Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated the date hereof providing for the merger (the "Merger") of Sub with and into the Company; and

          WHEREAS, upon the consummation of the Merger (the "Effective Time"), the Company desires to retain the ongoing services of Apollo for financial and strategic advice;

          NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Appointment.  The Company appoints Apollo, following the
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Effective Time, to provide financial and strategic advice, subject to the direction of the Board of Directors of the Company and the terms and conditions of this Agreement, and Apollo hereby accepts the aforesaid appointment.

          2.   Duties.  Apollo shall perform and provide all such financial and
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strategic services to the Company as shall be reasonably requested by the Board of Directors of the Company.

          3.   Term.  The term of this Agreement shall commence at the Effective
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Time and be continuous until terminated as hereinafter provided.

          4.   Compensation.  The Company shall pay Apollo, for services to be
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rendered hereunder, an initial fee of $750,000 upon the Effective Time ("Initial
Payment"), and, thereafter, a fee of $500,000 per annum ("Annual Fee"), payable by the Company in equal quarterly installments of $125,000 due on the last day of September, December, March and June of each, subject to appropriate proration for the first payment after the Effective Date.

          5.   Termination.  Notwithstanding anything to the contrary contained
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herein, each party hereto may terminate this Agreement without cause upon thirty
(30) calendar days? written notice (the ?Termination Notice?) to the other, said notice to set forth the date of such termination, which date shall not be less than thirty (30) days, nor more than sixty (60) days from the date of such Termination Notice. Compensation owed to Apollo under this Agreement shall be paid pro rata through the date of the Termination Notice.
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          6.   Independent Contractor. Apollo is retained and employed as an
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advisor by the Company under this Agreement only for the purposes and to the extent set forth herein, and the relation of Apollo to the Company is and shall remain, during the term or terms hereof, that of an independent contractor.

          7.   Confidentiality.  In furtherance of this Agreement, the Company
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shall provide Apollo with all financial, business and other relevant information about the Company reasonably requested by Apollo for the purpose of rendering the services contemplated herein. All such information of a non-public or confidential nature furnished to Apollo by the Company shall be treated as confidential by Apollo. Apollo may rely, without independent verification, on the accuracy and completeness of the information furnished to it by the Company in furtherance of this Agreement.

          8.   Losses.  None Apollo, any of its employees, officers and
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directors, any person controlling Apollo, or any of their respective agents or affiliates shall be liable to the Company for any losses, claims, damages, liabilities or expenses arising from, related to or in connection with this Agreement or the Company's business or affairs.

          9.   Indemnification.  The Company will indemnify and hold harmless
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Apollo, its employees, officers and directors, any person controlling Apollo and its respective agents and affiliates, as such , from any liabilities, claims, suits, judgments, damages or expenses arising out of, or in connection with, any action taken under this Agreement by Apollo or any of its agents, employees, officers or directs, except to the extent that any such liabilities, claims, suits, judgments, damages or expenses are substantially attributable to the gross negligence or willful misconduct of Apollo or any such employee, officer, director , controlling person, agent or affiliate, as such.

          10.  Binding Effect; Assignment.  This Agreement shall be binding upon
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and shall inure to the benefit of the parties hereto, and their respective successors and assigns. Notwithstanding the foregoing, this Agreement may not be assigned without the prior written consent of the parties hereto, except that Apollo shall have the right to assign its rights, interests and obligations hereunder to any of its affiliates at its sole option and without the prior consent (written or otherwise) of MTL. This Agreement may be modified by the parties hereto only by written supplemental agreement.

          11.  Construction.  This Agreement shall be construed in accordance
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with and governed by the laws of the State of New York without regard to any choice of law provisions.

          12.  Notices.  All notices and other communications required or
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permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if delivered personally or if mailed, postage prepaid, addressed to the respective address of such party set forth at the beginning of this Agreement with a copy, in the case of notices to Apollo, to Morton A. Pierce, Esq., Dewey Ballantine, 1301 Avenue of the Americas, New York, NY 10019. All notices will
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be deemed effective on the earlier of the date when delivered personally or three (3) calendar days after the same are mailed. Any party hereto may change its address for giving of notices by like notice stating the new address to the other parties hereto.

          13.  Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                              MTL INC.

                              By:_____________________________
                                  Charles J. O'Brien, Jr.
                                  President


                              APOLLO MANAGEMENT L.P.

                              By:_____________________________
                                  Joshua Harris
                                  Partner